                               FIRST AMENDMENT TO

                                 LEASE AGREEMENT

          This First Amendment to Lease Agreement (the "Amendment") is entered into as of September 30, 1996 by and between The Titan Corporation, a Delaware corporation, as tenant ("Tenant") and Torrey Pines Limited Partnership, a California limited partnership, as landlord ("Landlord").

                                    RECITALS

          A. Tenant and Landlord entered into that certain Lease Agreement dated July 9, 1991 (the "Lease").

          B. Tenant and Landlord desire to amend the Lease on the terms and conditions set forth herein. Capitalized terms used herein without definition have the meanings ascribed to them in the Lease.

                                    AMENDMENT

          NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant and Landlord hereby agree as follows:

          1. AMENDMENT TO EXHIBIT E. Section (a)(iii) of Exhibit E of the Lease is hereby amended to read in its entirety as follows:

                    "(iii)    Maintain at all times on a consolidated
          basis a ratio of Indebtedness to Consolidated Tangible Net Worth of not more than 3.32 to 1.00."

          2. LETTER OF CREDIT. Within three business days of the closing of Tenant's pending public offering of Convertible Debt, Tenant shall post an irrevocable standby letter of credit (the "Letter of Credit") in an amount equal to three months' rent under the Lease in favor of Landlord to secure payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained therein, and the Letter of Credit shall be renewed at least 30 days prior to any expiration thereof. Such Letter of Credit shall be in form and substance satisfactory to the Lender and shall be issued by a commercial bank acceptable to Landlord and shall be released to Tenant when both Tenant's Fixed Charge Coverage Ratio (as defined below) has been greater than 1.50 to 1.00 and Tenant's ratio of Indebtedness to Consolidated Tangible Net Worth shall have been not more than
1.35 to 1.00 for four consecutive quarters, provided an Event of Default does not then exist. Upon such release, Section (a)(iii) of Exhibit E of the Lease shall be amended to read in its entirety as follows:

                    "(iii)    Maintain at all times on a consolidated
          basis a ratio of Indebtedness to Consolidated Tangible Net Worth of not more than 1.35 to 1.00."

For purposes of this Section 2, "Fixed Charge Coverage Ratio" means (a) income before income taxes plus fixed charges, divided (b) by fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs) and the portion of rental expense that is representative of an interest factor.

          3.   AMENDMENTS TO LEASE.  The Lease is hereby amended as follows:

               A. Paragraph 22(a)(xiv) of the Lease is hereby amended to add the phrase "or with respect to the Letter of Credit" to the second (2nd) line of such Paragraph immediately following the phrase "the Warrant Agreement."

               B. Section 23 of the Lease is hereby amended to add the following new Paragraph 23(l) to the end of such Section:

          "(l)   Landlord shall be entitled to apply the proceeds from
          the Letter of Credit to any amounts due under Paragraph 23(a) if this Lease shall be terminated, or, if this Lease shall remain in full force and effect, to any amounts due under Paragraph 23(b), or in the following order (i) to past due Basic Rent, (ii) to cure any other monetary Event of Default and (iii) to installments of Basic Rent in inverse order of maturity commencing with the last installment of the Term."

          4. LEASE IN FULL FORCE AND EFFECT. Except as specifically amended by this Agreement, the Lease shall remain unmodified and in full force and effect.

          5. COUNTERPARTS. This Amendment may be executed in one or more counterparts which together shall constitute one and the same agreement among the parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Tenant and Landlord have executed this Amendment as of the date first written above.


"Tenant"

THE TITAN CORPORATION,
a Delaware Corporation


By:  /s/ Gene W. Ray
     ---------------
Its: President and CEO
     -----------------


"Landlord"

TORREY PINES LIMITED PARTNERSHIP,
a California limited partnership

By:  TORREY PINES (CA) QRS 10-6, INC.
Its:  General Partner


     By:  /s/ Barclay Jones
          -----------------
     Its: Executive Vice President
          ------------------------

                                CONSENT OF LENDER

          The Northwestern Mutual Life Insurance Company ("Lender") hereby consents to this First Amendment to Lease as of the date first written above.

"Lender"

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By:
     -------------------------
Its:
     --------------------

                          [Northwestern Mutual Life Letterhead]


The Titan Corporation
3033 Science Park Drive
San Diego, CA 92121

Re:  NML Loan 331527
     Lease Agreement Dated July 1, 1991 (the "Lease Agreement") between The Titan Corporation, as Tenant and Torrey Pines Limited Partnership, as Landlord

Gentlemen:

     We are in receipt of a copy of a First Amendment to Lease Agreement entered into as of September 30, 1995 between The Titan Corporation, as Tenant and Torrey Pines Limited Partnership, as Landlord (the "Amendment"). The Northwestern Mutual Life Insurance Company, being the "Lender" referenced in the Lease Agreement hereby consents to the First Amendment. Such consent is given with the understanding that Landlord, Tenant and Lender will, within the next thirty days, enter into such further amendment of the Lease Agreement and loan documentation, satisfactory to each in its discretion, in order to assign the "Letter of Credit" to the Lender, and shall take such actions as shall be required to perfect such assignment.

                                        Sincerely,

                                        /s/ Richard F. Von Haden

                                        Richard F. Von Haden
                                        Director, Real Estate Production


cc:  Torrey Pines Limited Partnership